EXHIBIT 23.3

                         Consent of Arthur Andersen LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports (i) dated March 3, 1998 (except with respect to the matters discussed in Note 11, as to which the date is September 18, 1998), on the consolidated financial statements of The MRC Group, Inc. and Subsidiary included on pages F-27 through F-46 of the S-4 Registration Statement of MedQuist Inc. for the years ended December 31, 1995, 1996 and 1997 and (ii) dated May 1, 1998, on the financial statements of Medical Records Corp. included on pages F-60 through F-66 of the S-4 Registration Statement of MedQuist Inc. for the period ended July 19, 1996, all of which are incorporated by reference in the Form 8-K of MedQuist Inc. dated December 15, 1998 and to all references to our Firm included in this registration statement.


                                                     /s/ ARTHUR ANDERSEN LLP
                                                     ------------------------

Cleveland, Ohio,
December 22, 1998